EXHIBIT 5

CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated February 5, 2004, with respect to the consolidated financial statements of Manulife Financial Corporation included in this Annual Report (Form 40-F) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/   “Ernst & Young LLP”

Ernst & Young LLP
Toronto, Ontario
February 5, 2004